Exhibit 10.3

AT-WILL EMPLOYMENT AGREEMENT

THIS AT-WILL EMPLOYMENT AGREEMENT (the “Agreement”) is made by and between NDB Energy, Inc. (the “Company”) and James J. Cerna, Jr. (the “Executive”), dated as of the 29th day of July, 2011 (each a “Party” and, collectively the “Parties”).

RECITALS

WHEREAS, the Company wishes to employ the Executive as its President and Chief Executive Officer and the Executive agrees to be employed as the Company’s Chief Executive on the terms and subject to the conditions set herein; and

WHEREAS, the Employee represents that he has the requisite skills, qualifications and knowledge to serve as the Company’s President and Chief Executive Officer.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree as follows:

1.	Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed with the Company on the terms and subject to the conditions set herein.

2.
At-Will Employment. Anything herein to the contrary notwithstanding, Executive’s employment with and by the Company is an “at-will employment” arrangement and may be terminated by Executive or the Company at any time, with or without cause, and for any reason whatsoever, upon written notice.

3.	Position and Duties.

a.	Title and Responsibility. The Executive shall report and be responsible the Board of Directors (the “Board”) of the Company or such persons as the Board may designate.

b.
Responsibilities. Company hereby engages Executive to provide his exclusive services as President and Chief Executive Officer. Pursuant to the terms and conditions hereof, Executive hereby accepts such engagement. Executive shall render all services usually and customary rendered by and required of executives similarly employed in the Oil and Gas industry. Executive shall report only the Board of Directors of the Company.

c.
Full Time Efforts. Except during vacations, holidays and other leave time, Executive agrees to devote his full time efforts, professional attention, knowledge, and experience as may be necessary to carry on his duties pursuant to this Agreement and the fulfillment of Executives responsibilities as set forth in Paragraph 3(b). For purposes of clarity, except with respect to subsidiaries of the Company, Executive may not render executive services to, or serve as a director of, any other Person without the prior approval of the Board. However, nothing in this Paragraph 3(c) shall be construed as preventing Executive from pursuing any of the following: (i) investing and managing Executive’s personal assets and investments, so long as such assets and investments are not in businesses which are in direct competition with the Company or otherwise present a conflict of interest with the Company; (ii) trading securities as an associated person of a registered broker-dealer as long as Executive does not trade securities of the Company or in violation of the Company’s inside information policy; and (iii) participating in civic, charitable, religious, industry and professional organizations and functions..

4.	Compensation.

a.
Base Salary. Commencing July 29, 2011 (the “Start Date”), Executive shall be paid a monthly salary of $15,000 (and as modified from time to time hereunder, the “Monthly Payment”) ($180,000 per year), subject to applicable tax withholding, the salary is payable in 24 installments of $7,500 each on the 15th and last day of each calendar month during the term of this Agreement. The Monthly Payment shall be prorated for any partial months during the term of this Agreement. The salary component of Executive’s compensation hereunder shall be subject to periodic review and adjustment in accordance with the Company's salary review policies and practices then in effect for its senior management.

b.
Vacation. Executive shall be entitled to two weeks of paid vacation each calendar year. Vacation will accrue beginning on January 1 of each year. No compensation shall be paid for accrued but untaken vacation.

c.
Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business-related expenses incurred by the Executive in accordance with the policies and procedures of the company as applicable to its senior executives.

d.
Other Executive Benefits. Without limiting the forgoing provisions of this Paragraph 4, during the Employment Period the Executive shall be entitled to participate in or be covered under all compensation, bonus, pension, retirement, and welfare and fringe benefit plans, programs and policies of the Company applicable to senior executives of the Company.

e.
Stock Options. To the extent Executive receives stock options in the Company, the stock options will accelerate vesting in order to become fully vested upon Executive’s termination of his employment for a Change of Control, or upon termination of his employment by the Company, other than For Cause (as defined below). Executive shall not receive any stock options in connection with his entering into this Agreement but is entitled to receive future option awards at the sole discretion of the Company’s Board of Directors.

5.	Termination.

a.
Manner of Termination. The Company and Executive may terminate this Agreement, with or without cause, for any reason whatsoever, by providing written notice to the other specifying the date of termination.

b.	Effect of Termination.

i.
Payments. In the event this Agreement is terminated pursuant to Paragraph 5(a), the Executive’s rights and the Company’s obligations hereunder shall cease as of the effective date of the termination; provided, however, that the Company shall pay the Executive: (i) his Monthly Payment, prorated through the Termination Date; (ii) any accrued and unpaid business related expenses through the Termination Date, (iii) any other Executive Benefits, as defined above, due to Executive, prorated through the Termination Date, (iv) and, if terminated by the Company, and subject to Executive’s compliance with the requirements of Paragraph 5(b)(ii), the “Severance Payment” as defined and calculated pursuant to Paragraph 5(b)(ii). All payments (other than the Severance Payment, will be made in accordance with the Company’s regular payroll procedures through the date of termination; and the full payment all of payments and benefits due to Executive upon termination shall completely and fully discharge and constitute a release by Executive of any and all obligations and liabilities of the Company to Executive, including, without limitation, the right to receive the Monthly Payment, options and all other compensation or benefits provided for in this Agreement, and Executive shall not be entitled to any further compensation, options, or severance compensation of any kind, and shall have no further right or claim to any compensation, options, benefits or severance compensation under this Agreement or otherwise against the Company or its affiliates, from and after the date of such termination, except as provided by the terms of the Stock Option Agreement, any benefit plan under which Executive is participating.

ii.
Severance. In the event of a termination of this Agreement by the Company Executive will be entitled to a severance payment (the “Severance Payment”) equal to one Monthly Payment, in effect on the date of the Company’s Termination Notice, for every four (4) month period that Executive has been employed by the Company pursuant to this Agreement up to a maximum aggregate Severance Payment equal to six (6) Monthly Payments, provided that (a) Executive has delivered to the Company the General Release substantially in the form of Appendix A hereto, and (b) a written statement of Executive’s compliance with the provisions of this Paragraph 5. The Severance Payment shall be subject to any applicable tax withholdings.

iii.
Resignation. The termination of this Agreement pursuant to this Paragraph 5 shall constitute Executive’s resignation from any and all Executive Positions and, if applicable, as a Director of the Company effective as of the date of termination.

6.	Non-competition.

a.
Scope. In the case of the Executive’s termination of employment, including due to the expiration of the Employment Period, the Executive shall not, for one year following the Date of Termination, (a) divert any competitor of the Company in the business conducted by the Company (the “Designated Industry”) any active project of the Company; or (b) solicit or encourage any officer, Employee or consultant of the Company to leave their employ for employment by or with any competitor of the Company in the Designated Industry. If at any time the provisions of this Paragraph 6 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Paragraph 6 shall be considered divisible and shall become and be immediately amended to apply only to such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Paragraph 6 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Nothing in this Paragraph 6 shall prevent or restrict the Executive from engaging in any business or industry other than the Designated Industry in any capacity.

b.	Irreparable Harm. The Executive agrees that any remedy at law for any breach of this Paragraph 6 shall be inadequate and that the Company shall be entitled to adjunctive relief.

7.
Arbitration. If a dispute arises between the parties respecting the terms of this Agreement or Executive’s employment with the Company, including, without limitation, any dispute with respect to the validity of this Agreement or this arbitration clause, such dispute shall be finally resolved by binding arbitration as follows. Any party may require that the dispute be submitted to binding arbitration, and in such event dispute shall be settled by arbitration in accordance with the commercial Arbitration Rules of the American Arbitration Association. If a matter is submitted to arbitration, each of the parties shall choose one arbitrator. The arbitrators selected by the two parties shall choose a third arbitrator who shall act as chairman and shall be an attorney and a member of the panel of the American Arbitration Association. Each party shall agree to a speedy hearing upon the matter in dispute and the judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The place of arbitration shall be California. Notwithstanding anything to the contrary contained herein, no discovery shall be permitted in the arbitration proceeding.

8.	Successors.

a.
This agreement is personal to the Executive and, without written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall insure the benefit of and be enforceable by the Executive’s legal representatives.

b.
This agreement shall insure to the benefit of and be binding upon Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, weather direct or indirect, by an agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement.

9.	Miscellaneous.

a.
Withholding. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

b.	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of California, applied without reference to principles of conflict of laws.

c.	Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

d.
Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered or mailed to the other party by registered or certified mail, return receipt requested, postage paid, addressed as follows:

If to the Company:
NDB Energy, Inc.
1200 G Street, NW,
Suite 800,
Washington, DC 20005

With a copy, which shall not constitute notice to:

Sierchio & Company, LLP
430 Park Avenue,
Suite 702
New York, NY 10022
Attn: Joseph Sierchio, Esq.

If to the Executive:
James J. Cerna

Or to such other address as either party shall have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only when actually received by the addressee.

e.	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

f.
Waiver. Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

g.
Entire Agreement. This agreement constitutes the entire agreement between the parties hereto with respect to matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it is in writing and signed by the party against whom enforcement is sought. All prior and contemporaneous agreements and understandings between the parties with respect to the subject matter of this Agreement are superseded by this Agreement.

h.
Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

i.
Captions and References. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. References in this Agreement to a paragraph number are references to numbered paragraphs of the Agreement unless otherwise specified.

j.
Consent to Jurisdiction. Each of the parties to this Agreement hereby submits to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in such state solely in respect of the interpretation of the provisions of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement of this Agreement that it is not subject thereto; that such action, suit or proceeding may not be brought or is not maintainable in said courts; that this Agreement may not be enforced in or by said courts that its property is exempt or immune from execution; that the suite, action or proceeding is brought in an inconvenient forum; or that the venue of the suit, action or proceeding is improper.

k.	Definitions. For purposes of this Agreement the following capitalized terms shall have the following meaning:

i.	“Change in Control” means:

1.
 a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (for purposes of this clause 1., a merger or consolidation in which the Company becomes a subsidiary of another entity shall not be deemed a transaction in which the Company is the surviving corporation);

2.	a dissolution of the Company,

3.	a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities;

4.
 any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time to time (the “1934 Act”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

5.
a significant reorganization of the Company, such as a spin-off, sale of assets of a business or other restructuring, and as a result, the duties and responsibilities of the Executive are materially reduced.

ii.	“For Cause” means termination of Executive’s employment for:

1.	an intentional act of fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of Executive’s employment with company; or,

2.	an act or moral turpitude.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this At-Will Employment Agreement to be executed in its name on its behalf all as of the day and year first from above.

NDB ENERGY, INC. By:______________________________ Name: Title:

JAMES J. CERNA, JR. By:______________________________ Name: James J. Cerna, Jr.